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                                             ** CONFIDENTIAL TREATMENT REQUESTED

I

            AGREEMENT FOR COMPUTERIZED TRUSTEE CASE MANAGEMENT SYSTEM

     This Agreement for Computerized Trustee Case Management System
(hereinafter the "Agreement) is made and entered into on this 22nd day of November, 1993, by and between ELECTRONIC PROCESSING, INC., a Kansas corporation located at 501 Kansas Avenue, Kansas City, Kansas 66105, (hereinafter "EPI"), and NATIONSBANK OF TEXAS, N.A., a national banking association with its headquarters located at 901 Main Street, Dallas, Texas 75202 (hereinafter the "Bank").

                                    RECITALS:

     WHEREAS, EPI is in the business of providing software, hardware, and software support in order to assist trustees appointed in Chapter 7 bankruptcy cases (hereinafter individually referred to as the "Trustee" and collectively referred to as the "Trustees") comply with the record keeping and reporting requirements of the various offices of the United States Trustees and Bankruptcy Courts (the "System);

     WHEREAS, the Bank is a depository of certain Chapter 7 bankruptcy Trustee accounts and in order to continue to retain such accounts and to attract new Trustee accounts, the Bank desires to obtain EPI's Trustee Case Management Licensed Software System and related services (the "Licensed Software") for use by the Trustees in administration of their bankruptcy estates;

     WHEREAS, upon the terms and conditions described herein, EPI desires to furnish its Licensed Software to the Bank for use by the Trustees who maintain Chapter 7 depository accounts with the Bank;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, EPI and the Bank hereby agree as follows:

                                    ARTICLE I

                         BASIC AGREEMENT OF THE PARTIES

     1.1 DUTIES AND RESPONSIBILITIES OF EPI - Exclusivity. Upon execution of this Agreement and subject to the provisions set forth herein, EPI will grant to the Trustees, who use the Bank as their primary depository of Chapter 7 Trustee and Debtor-in-Possession accounts, a non-transferable, exclusive license to use EPI's Licensed Software. In accordance with such exclusivity and as long as this Agreement remains in full force and effect, EPI will not grant to any other individuals or entities the right to use the Licensed Software. Notwithstanding the foregoing, EPI may continue to license the Licensed Software to Trustees who hold funds at banks that entered into a license agreement with EPI prior to the date of this Agreement.

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     EPI also will lease computer equipment necessary to operate the Licensed
Software .(the "Hardware'") to the Trustees. EPI shall also furnish to the Trustees the maintenance and support services described below (the "Support Services"):

     (a)  Installation of the Hardware and Licensed Software;

     (b) Written instructional materials and up to two days of on-site training regarding use of the Licensed Software;

     (c) Conversion assistance for conversion of the Trustees' existing Chapter 7 data to the System;

     (d) An "800" toll free customer service phone number and remote diagnostics available to the Trustees from the hours of 8:00 A.M. to 5:00 P.M. central standard time, Monday through Friday;

     (e) Maintenance of the Hardware and Licensed Software and the provision of any enhancements, modifications, updates, new documentation releases and corrections made by EPI to the Licensed Software, including without limitation, any enhancements, modifications, updates or corrections necessary to conform with the record keeping and reporting requirements of the U.S. Trustees and Bankruptcy Courts.

     1.2 Duties and Responsibilities of the Bank. During the term of this Agreement, the Bank shall perform the following duties:

     (a) The Bank shall coordinate deposit activity through a single branch and shall continue to provide the bank support services currently provided to its existing Chapter 7 Trustees' bank accounts. Such support services include, but are not limited to, money market accounts, demand deposit accounts, paper product support (such as checks, deposit slips, duplication of bank statements) and other reporting activities as required by the U.S. Trustees and Bankruptcy Courts. Within a reasonable time after the execution of this Agreement, the Bank will commence providing automated statements delivered by electronic media to the Trustees;

     (b) The Bank shall be responsible for pledging collateral securing the deposits as statutorily required including, but not limited to, the preparation of the necessary reports concerning this collateral directly to the U.S. Trustees and Bankruptcy Courts;

     (c) Either the Bank or EPI shall require each Trustee to execute written agreements, in the form attached hereto as Exhibit A and B, in which each Trustee shall agree to comply with the restrictions concerning the System and to perform the .other obligations detailed therein;

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     (d)  As compensation for the licensed software, hardware and support services furnished to the trustees hereunder*****.



                                   ARTICLE II

                                   WARRANTIES.

     2.1 EPI's General Warranty. EPI represents and warrants that during the term of this Agreement, it shall furnish to the Trustees the Licensed Software and Hardware described in Section 1.1. of Article I above and the Support Services reasonably necessary for the use of the Licensed Software and Hardware. EPI further represents and warrants that the Licensed Software conforms with the reporting and record keeping requirements of the U.S. Trustees and Bankruptcy Courts.

     The Bank acknowledges that the Licensed Software may be partially integrated with the Trustees' own Software and that EPI shall not be responsible for any failure of the Software attributable directly or indirectly to capacity, inconsistency or any other problems with the Trustees' own software regardless of whether EPI has been informed of such problems.

     2.2 EPI's Data Conversion Warranty. EPI's liability for errors or discrepancies in converting the Trustees' data shall be limited to the correction thereof.

     2.3 Representation. EPI hereby represents, warrants and covenants to the Bank that:

     (a)  the Software and the System was developed by EPI;

     (b) EPI is the owner of the System and the Software or has otherwise obtained the right to grant to the Bank a License for the System hereunder without violating or infringing any law, rule, regulation, United States or foreign copyright, patent, trade secret or other proprietary right of any third party. No pending or threatened litigation exists which alleges that EPI or the System violates or infringes upon-any such law, rule, regulation, United States or foreign copyright, patent, trade secret or other proprietary right of any third party;

     (c) in the event there is direct interface between the Bank's computer systems and the System, the Software delivered pursuant to this Agreement now or in the future is warranted by EPI to be free of any and all "time bombs," logic bombs, software lock, computer viruses, copy protect mechanisms, encryptions, time activated disabling devices or other codes, instructions or devices which may disable the Software or other Software


                                                   ***** Confidential Treatment

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or erase or corrupt data. EPI agrees to indemnify the Bank against any data lost as a result of EPI's failure to notify the Bank of any of the foregoing;

     (d) EPI is fully aware of the Trustees' and the Bank's requirements and intended uses for the Software and the Software shall satisfy such requirements and is fit for such intended uses. EPI acknowledges that the Bank has relied upon EPI's documentation and/or representations in its decision to obtain the System from EPI;

     (e) The execution, delivery and performance of this Agreement does not violate the terms of any law, regulation, court order or agreement to which EPI is subject;

     (f) EPI shall comply with applicable laws, statutes, regulations and ordinances;

     (g) This Agreement is a valid and binding obligation on both EPI and the Bank, enforceable against it in accordance with its terms;

     (h) The System provided and the Support Services performed will be of a professional and workmanlike manner in accordance with the standards set forth in this Agreement or, in the absence thereof, as a minimum in accordance with industry standards and practices;

     (i) EPI and its employees, who will be installing the System or performing the Support Services pursuant to this Agreement, shall be qualified with suitable training, experience and skill, and shall have all rights and licenses necessary to fulfill their obligations under this Agreement;

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     (j)  in the event there is direct interface between the Bank's computer.
systems and the System, EPI shall use all reasonable efforts to avoid the disruption of normal operations of the Bank;

     (k) EPI shall not infringe, misappropriate, or violate any third party rights, including, without limitation, property or contractual rights, non-disclosure obligations, trademark rights, copyrights, patent rights, or other proprietary rights;

     2.4 INDEMNIFICATION. EPI shall indemnify and hold harmless the Bank for all losses, costs and expenses associated with any claim of infringement, misappropriation or violation of third-party intellectual property rights.

          If the System or EPI becomes or, in the view of the Bank, is likely to become, the subject of a patent or copyright infringement claim, or trade secret misappropriation claim, EPI shall pay any costs, damages and attorneys' fees finally awarded against the Bank in such action which are attributable to such claim, provided that the Bank notifies EPI promptly in writing of the claim and EPI may fully participate in the defense and/or agrees to any settlement of such claim. At such a time, EPI shall exercise its best efforts to obtain for the Bank, at no charge, the right to continue to use the System without restriction, or modify the System to become non-infringing or replace with another system of equal or greater speed and functionality.

          Further, EPI shall indemnify, defend, and hold harmless the Bank and its affiliates, officers, directors, employees, agents, successors and permitted assigns from and against any and all claims made, or asserted, or threatened by any third party, or governmental agency, and all related losses, expenses, damages, costs and liabilities, including reasonable attorneys' fees and expenses incurred in investigation or defense, arising out of or related to the following:

     (a) any act or omission, or alleged act or omission, by the EPI, its employees and agents or any Subcontractor engaged by EPI in the performance of EPI's obligations under this Agreement or otherwise;

     (b) any material breach in a representation, covenant or obligation of EPI contained in this Agreement and

     (c) EPI's relationship with its employees, agents or subcontractors or its capacity as an employer.

     2.5 DAMAGES. Damages recoverable under this Agreement shall include, without limitation, costs, expenses, losses, damages and injuries incurred or suffered by the Bank on account of claims made against the Bank resulting from an act, omission, breach of warranty, or misrepresentation of EPI. Notwithstanding the foregoing, . Bank shall

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solely be responsible to EPI for the performance of the Bank's obligations under this Agreement.

     2.6 NO OTHER WARRANTIES. EXCEPT AS SET FORTH ABOVE, EPI DISCLAIMS ALL OTHER WARRANTIES WITH REGARD TO THE SERVICES AND PRODUCTS SOLD OR LICENSED HEREUNDER INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING THE FOREGOING, IF THE ABOVE DISCLAIMER IS NOT ENFORCEABLE UNDER THE LAW OF THE STATE OF THE JURISDICTION IN QUESTION, SAID DISCLAIMER SHALL BE CONSTRUED BY LIMITING IT AND REDUCING IT SO AS TO BE ENFORCEABLE TO THE EXTENT COMPATIBLE WITH THE APPLICABLE STATE LAW AS IT IS THEN DETERMINED.

                                   ARTICLE III

                  PROPRIETARY RIGHTS OF EPI AND CONFIDENTIALITY

     3.1 EPI acknowledges that the information and data supplied by the Bank is confidential in nature and EPI shall not disclose this information and data to any third party, other than the representatives of the United States Trustees offices and Office of Inspector General, without the Trustee's prior written consent. Additionally, all information which is exchanged between EPI and the Bank pursuant to this Agreement:

     (a)  shall be considered confidential and proprietary property;

     (b) shall not be disclosed to any other person or entity except as contemplated by this Agreement and

     (c) shall be subject to reasonable and prudent safeguards against improper disclosure.

     3.2 The requirements of Section 4.1 above shall not prohibit disclosures required by law so long as the party required to disclose such information advised the other party prior to such disclosure.

     3.3 EPI understands that Bank operates under various laws and federal regulatory agencies that are unique to the security sensitive banking industry. As such, persons engaged by both the Bank and EPI to work with the System and/or Support Services under this Agreement are held to a higher standard of conduct and scrutiny than in other industries or business enterprises. EPI understands and acknowledges that its employees shall possess appropriate character disposition and honesty conducive to the banking environment.

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     3.4  The Bank acknowledges that the Software and all operating manuals and other-documentation and materials supplied to the Trustees by. EPI (the "Other Materials"), and all copies thereof, are proprietary to EPI and title thereto remains in EPI. All applicable rights to patents, copyrights, trademarks and trade secrets in the Licensed Software and Other Materials are and shall remain in EPI. The Bank shall not sell, transfer, publish, disclose, display or otherwise make available to others the Licensed Software or Other Materials or any copies thereof, except as provided in this Agreement. The Bank shall use all reasonable efforts to confine knowledge and use of the System only to its employees who require such knowledge and use in the ordinary course and scope of their employment by Bank.

     3.5 Subject to the conditions set forth hereafter and to the extent required for use by such parties, Bank may disclose System to:

     (a) persons who are employed as auditors by a public accounting firm or by a federal or state agency; or

     (b) representatives of the United States Trustees' offices the Office of the Inspector General and

     (c) trustees and debtors in possession who have contracted EPI and the Bank in accordance with this Agreement.

     3.6 REMEDIES. If the Bank attempts to use, copy, license, or convey the items supplied by EPI hereunder in a manner contrary to the terms of this Agreement or in derogation of EPI's proprietary rights, whether these rights are explicitly herein stated, determined by law, or otherwise, EPI shall have, in addition to any other remedies available to it, the right to injunctive relief enjoining such action, the Bank hereby acknowledges that other remedies are inadequate.

                                   ARTICLE IV

                                   TERMINATION

     4.1 Termination. This Agreement shall commence on November 22, 1993, and shall continue in full force and effect until terminated as provided herein. Any party hereto may terminate this Agreement, with or without cause, upon ninety
(90) days' prior written notice to the other party.

     4.2 RIGHTS AND OBLIGATIONS UPON TERMINATION. Upon termination of this agreement, the Bank shall immediately:

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     (a)  In the event a Trustee were to forward Software and/or Hardware to the
          Bank instead of to EPI, the Bank will forward all such items to EPI;

     (b) If EPI has provided the Bank with Software, Hardware or other materials, the Bank will return all such items to EPI.

EPI's obligation to furnish the Support Services shall also cease as of the effective date of termination and the Bank shall pay to EPI the compensation required under Article I, Section 1.2(d) through the effective date of such termination. These rights and obligations of the parties shall be in addition to such other rights and remedies permitted under applicable law.

                                    ARTICLE V

                                   ARBITRATION

     5.1 EPI and the Bank will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement by mediation in accordance with the Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes (the "CPR Procedures") -

     5.2 If such claim or controversy has not been resolved pursuant to the CPR Procedures within sixty (60) calendar days of the commencement of the CPR Procedures (which period may be extended by mutual agreement), or if either party will not participate in a mediation, the controversy shall be settled by arbitration in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes, by a sole arbitrator jointly selected by the parties. In the event that EPI and the Bank are unable to agree on an arbitrator, the arbitrator shall be selected by the senior judge of the United States Appellate Court having jurisdiction over the venue of the arbitration. Any mediator or arbitrator not appointed by a party shall be selected from either Judicial Arbitration and Mediation Services, Inc., the CPR Panels of Distinguished Neutrals the or American Arbitration Association Blue Ribbon Panel.. The arbitration shall be governed by the United States Arbitration Act, and any judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Dallas, Texas. The arbitrator is empowered to award only those damages set forth in the Damages section of this Agreement. In no case is the arbitrator empowered to award punitive damages.

     Notwithstanding the above, the right of the non-breaching party to injunctive relief set forth in this Agreement shall not be affected by the requirements of this section for mandatory mediation - arbitration.

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                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1 Force Majeure. The failure of any party to perform its obligations hereunder, except the obligation to pay money, as a result of strikes, accidents, acts of God, weather conditions, or other delays beyond the reasonable control of that party, shall not be deemed an event of default hereunder and the non-performing party shall be excused from performing under this Agreement without penalty until such time as the party is capable of performing.

     6.9- Notices. Any notices or communications required or permitted hereunder shall be given to the respective parties in writing, by certified mail, return receipt requested, and said notices shall be deemed effective when deposited in an official depository under the care, custody and control of the United States Postal Service, postage prepaid, addressed as follows:

If to EPI:

Electronic Processing, Inc.
ATTN: President
501 Kansas Avenue
Kansas City, Kansas 66105

If to Bank:

NationsBank of Texas, N.A.
Federal Government Banking Division
ATTN: Vice President
600 Peachtree Street N.E.
22nd Floor
Atlanta, Georgia 30308

Either party may, from time to time, change the address to which notice shall be sent by delivering notice to the other party in the manner provided herein;

     6.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and representations, and may not be amended except in writing signed by the parties to be bound. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns from the effective date hereof in accordance with the terms herewith.

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     6.4  WAIVER.  The waiver by any party hereto of a breach, violation, or remedy provided in this Agreement or by law, shall not operate as, or be construed to be, a waiver of any subsequent breach, violation or any other remedy provided herein or by law.

     6.5 GOVERNING LAW. This Agreement shall be governed and construed under the laws of the State of Texas. In the event that either party hereto brings an action against the other party to enforce, interpret, or construe any of the terms, conditions, or covenants of this Agreement then the prevailing party to such action shall be entitled to recovery from the non-prevailing party of its costs, other litigation expenses, and reasonable attorney's fees.

     6.6 SEVERABILITY. In the event that any of the provisions, or any portion of a provision, of this Agreement are held by a court of competent jurisdiction to be unenforceable, invalid, or illegal, such unenforceable, invalid, or illegal provision shall be severed from this Agreement, and the remaining valid, enforceable, and legal provisions hereof shall remain in full force and effect and shall not be affected thereby. In addition, it is hereby stipulated and agreed that it is the intent of the parties hereto that in lieu of such unenforceable, invalid, or illegal provision, there be added, as a part of this Agreement, a clause or provision as similar in terms to such unenforceable, invalid, or illegal term or provision as may be possible so as to be enforceable, valid, and legal.

     6.7 NO AGENCY. The parties hereto hereby stipulate and agree that nothing contained herein shall be deemed to create a partnership or joint venture by either of the parties hereto, it being expressly understood that each party shall act as and be deemed to be an independent contractor, engaged in the operation of its own respective business. It is further stipulated and agreed that neither party shall be considered to be an agent, partner, master or servant of the other party for any purpose whatsoever, and that neither party has general authority to enter into contracts, assume any obligations, or make any warranties or representations on behalf of the other party.

     6.8 ASSIGNMENTS. Neither party hereto may assign this Agreement, or any rights or duties hereunder, without the prior written consent of the other party. Any attempts to make such assignments, except as provided in this section, shall be deemed null and void.

     6.9 MULTIPLE COUNTERPARTS. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one an the same instrument.

     6.10 RECITALS. Each party hereto acknowledges that all of the recitals, representations and warranties contained herein are true and correct, and reasserts and reaffirms each of the hereinabove recitals as if fully set forth at length hereunder.

     6.11 HEADINGS. The section headings contained herein are intended for convenience only and in no way limit or otherwise affect the substantive provisions contained herein.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

ELECTRONIC PROCESSING, INC.                    NATIONSBANK OF TEXAS, N.A.


By:                                            By:
   ---------------------------                    -----------------------------
Printed Name:  Judy McCraw                     Printed Name:  Larry W. Dreyer
Title:  Vice President Sales and Marketing     Title:  Vice President